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                                                                    Exhibit 4.11

                                 STEELCASE INC.

                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT

          This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of November 12, 2001 and entered into by and among STEELCASE INC., a Michigan corporation (the "Company"), as a Borrower and as the Guarantor, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and CITICORP USA, INC. ("CUSA"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and is made with reference to that certain Credit Agreement (Short Term Multicurrency Revolving Credit Facility) dated as of April 5, 2001 (the "Credit Agreement"), by and among the Company, the Lenders, the Administrative Agent, SG-Chicago Branch, as syndication agent and BNP Paribas, Bank One, Michigan and Bank of America, N.A., as co-documentation agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

          WHEREAS, the Company has requested that Lenders amend the Credit Agreement to amend certain requirements of the Company with respect to calculations of Net Worth:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

          A. Subsection 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Net Worth" and substituting the following in lieu thereof:

          "`Net Worth' means, at any time, minority interests, preferred stock
            ---------
          and common stock and other equity, as shown on the consolidated balance sheet of the Company and its Subsidiaries for the then most recently completed fiscal quarter of the Company; provided that there
                                                            --------
          shall be excluded from the calculation of Net Worth (i) any unrealized gains or losses (net of taxes) on securities available for sale and
          (ii) non-recurring non-cash charges attributable to the implementation of SFAS 142 not in excess of $150,000,000 in the aggregate for any Fiscal Year."

          B. Subsection 5.02(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

          "Minimum Net Worth. The Company will not permit at any time Net Worth
           -----------------
          to be less than the difference between (a) the sum of (i) Net Worth as of February 25, 2000, plus (ii) 25% of Net Income (if a positive
                                ----
          number) from

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          February 25, 2000 to the then most recent Fiscal Year End or Fiscal
          Second Quarter End, plus (iii) all Additions to Capital from February
                              ----
          25, 2000 to the then most recent Fiscal Year End or Fiscal Second Quarter End, and (b) $150,000,000."

          C. Exhibit F to the Credit Agreement is hereby amended by deleting said Exhibit F in its entirety and substituting in place thereof a new Exhibit F in the form of Annex I to this Amendment.

          Section 2. CONDITIONS TO EFFECTIVENESS

          Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date on which the Agent shall notify the Company of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

          A. On or before the First Amendment Effective Date, the Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective
Date:

          (i) Signature and incumbency certificates of the officers of the Company executing this Amendment; and

          (ii) Twelve (12) executed copies of this Amendment executed by the Company.

          B. On or before the First Amendment Effective Date, Requisite Lenders shall deliver to Administrative Agent copies of this Amendment executed by Requisite Lenders.

          Section 3. REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company.

          C. No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and

                                        2

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will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company or any of its Subsidiaries.

          D. Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Company and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4.01 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent previously disclosed in writing to Administrative Agent and Lenders or such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

          Section 4. MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                                        3

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          (ii)  Except as specifically amended by this Amendment, the Credit
     Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in subsection 9.04(a) of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by
Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company and Requisite Lenders and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

                                        4

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      By /s/ Gary P. Malburg
                                        ----------------------------------------
                                      Name:  Gary P. Malburg
                                      Title: Vice President, Finance
                                             and Treasurer


                                      CITICORP USA, INC., as Administrative
                                      Agent and a Lender

                                      By /s/ Shafique Janmohamed
                                        ----------------------------------------
                                      Name:  Shafique Janmohamed
                                      Title:


                                      SG-CHICAGO BRANCH, as a Lender

                                      By /s/ Eric E.O. Siebert Jr.
                                        ----------------------------------------
                                      Name:  Eric E.O. Siebert Jr.
                                      Title: Director


                                      BNP PARIBAS, as a Lender

                                      By /s/ Christian Guffroy
                                        ----------------------------------------
                                      Name:  Christian Guffroy
                                      Title:

                                      By /s/ Christian Haan
                                        ----------------------------------------
                                      Name:  Christian Haan
                                      Title:


                                      BANK ONE, MICHIGAN, as a Lender

                                      By /s/ Jean Phelan
                                        ----------------------------------------
                                      Name:  Jean Phelan
                                      Title: Vice President


                                      BANK OF AMERICA, N.A., as a Lender

                                      By /s/ Robert Mauriello
                                        ----------------------------------------
                                      Name:  Robert Mauriello
                                      Title: Vice President

                                      THE NORTHERN TRUST COMPANY, as a
                                      Lender

                                      By /s/ Roger McDougal
                                        ----------------------------------------
                                      Name:  Roger McDougal
                                      Title: Second Vice President


                                      CREDIT LYONNAIS, as a Lender

                                      By /s/ Bruno Chopin
                                        ----------------------------------------
                                      Name:  Bruno Chopin
                                      Title: Senior Vice President


                                      CREDIT AGRICOLE INDOSUEZ -
                                      CHICAGO BRANCH, as a Lender

                                      By /s/ Richard Drennan
                                        ----------------------------------------
                                      Name:  Richard Drennan
                                      Title: Vice President
                                             Sr. Relationship Manager

                                      By /s/ Raymond A. Falkenberg
                                        ----------------------------------------
                                      Name:  Raymond A. Falkenberg
                                      Title: Vice President
                                             Sr. Relationship Manager


                                      NATEXIS BANQUES POPULAIRES, as a
                                      Lender

                                      By /s/ Pieter J. van Tulder
                                        ----------------------------------------
                                      Name:  Pieter J. van Tulder
                                      Title: Vice President and Manager
                                             Multinational Group


                                      OLD KENT BANK, as a Lender

                                      By /s/ Seth W. Watson II
                                        ----------------------------------------
                                      Name:  Seth W. Watson II
                                      Title: Vice President

                                     ANNEX I

                                    EXHIBIT F
                        [FORM OF COMPLIANCE CERTIFICATE]

                  The undersigned certifies that: (i) this Certificate is as of __________ and pertains to the period from _________ to _________, (ii) the undersigned has reviewed the terms of that certain Credit Agreement (Short Term Multicurrency Revolving Credit Facility), dated as of April 5, 2001, among Steelcase Inc., the Banks named therein, Citicorp USA, Inc., as Administrative Agent, SG-Chicago Branch, as Syndication Agent and BNP Paribas, Bank One, Michigan and Bank of America, N.A., as Co-Documentation Agents (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the period set forth above and (iii) such review has not disclosed the existence during or at the end of such period, and the undersigned does not have knowledge of the existences as of the date of this Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default./1/ Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

A.       Liens

         As of the last day of the period covered hereby:

         1.       Aggregate outstanding amount of Debt of SFSI and
                  its Subsidiaries that is secured by receivables
                  permitted under Section 5.02(a)(vii) of Credit
                  Agreement                                         $-----------

         2.       Maximum permitted under Section 5.02(a)(vii) of
                  Credit Agreement                                  $500,000,000

         3.       Debt secured by Liens permitted under Section
                  5.02(a)(viii) of Credit Agreement does not exceed $75,000,000

B.       Net Worth
         For the Company and its Subsidiaries:

--------------------------
[/1/]If any event or condition that constitutes an Event of Default or Potential Event of Default exists, the Certificate should include the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto.


                                       1

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
      1.       Net Worth as of February 25, 2000                                  $__________

      2.       Net Income (if a positive number) from February
               25, 2000 to most recent Fiscal Year End or Fiscal
               Second Quarter End                                                 $__________

      3.       25% of Net Income [ 0.25 * (2)]                                    $__________

      4.       aggregate net proceeds, including cash and the fair
               market value of property other than cash, received
               by the Company from the issue or sale of capital
               stock of the Company from February 25, 2000 to the
               most recent Fiscal Year End or Fiscal Second
               Quarter End                                                        $__________

      5.       aggregate of 25% of the after tax gains realized
               from unusual, extraordinary, and major
               nonrecurring items from February 25, 2000 to
               the most recent Fiscal Year End or Fiscal Second
               Quarter End                                                        $__________

      6.       Additions to Capital [(4) plus (5)]                                $__________

      7.       $150,000,000 adjustment:                                           ($150,000,000)

      8.       Net Worth                                                          $__________

      9.       Minimum Net Worth required under Credit
               Agreement [(1) plus (3) plus (6) less (7)]                         $__________

C.    Maximum Debt Ratio.
      For the Company and its Subsidiaries on a consolidated basis (for each period consisting of the most recently ended four consecutive fiscal quarters of the Company):

      1.       indebtedness for borrowed money or for the
               deferred purchase price of property or services                    $__________
               (other than trade accounts payable arising in
               the ordinary course of business)

      2.       obligations as lessee under leases which shall have
               been or should be, in accordance with GAAP,
               recorded as capital leases                                         $__________


                                    Annex-I-2

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
     3.       obligations under guarantees in respect of
              indebtedness or obligations of others of the
              kinds referred to in clauses (1) and (2)
              of this Section B                                                          $__________

     4.       Debt [(1) plus (2) plus (3)]                                               $__________

     5.       consolidated net income plus provision for taxes
              (exclusive of extraordinary or non-recurring gains
              or losses)                                                                 $__________

     6.       interest expense                                                           $__________

     7.       depreciation expense and amortization of intangibles                       $__________

     8.       EBITDA [(5) plus (6) plus (7)]                                             $__________

     9.       Ratio of Debt to EBITDA [(4):(8)]                                          ____:____

     10.      Maximum Debt Ratio required under Credit Agreement

                                                                                         3.25:1.00

D.   Minimum Interest Coverage Ratio

     For the Company and its Subsidiaries on a consolidated basis (for each period consisting of the most recently ended four consecutive fiscal quarters of the Company)

     1.       EBITDA [C(8), above]                                                       $__________

     2.       interest expense                                                           $__________

     3.       Interest Coverage Ratio [(1):(2)]                                          ___________

     5.       Minimum Interest Coverage Ratio                                            4.50:1.00



                                     STEELCASE INC.


                                     _________________________
                                     Name:
                                     Title:

                                  Annex-I-3